UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 23, 2011                              (February 22, 2011)

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

Management of Worthington Industries, Inc. (“Worthington”) conducted a conference call on February 22, 2011, beginning at approximately 11:00 a.m., Eastern Standard Time, to discuss the agreement in principle with Marubeni-Itochu Steel America, Inc. to combine Dietrich Metal Framing and ClarkWestern Building Systems in a newly-formed joint venture, as well as the acquisition by Worthington, as part of the exchange, of the  assets of the non-automotive service center business of MISA Metals, Inc.  A copy of the transcript of the conference call is included as Exhibit 99.1 and a copy of the investor overview powerpoint presentation made available on Worthington’s Internet website in conjunction with the conference call is included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1
Transcript of  Worthington Industries, Inc. Conference Call on pending Dietrich Metal Framing -- ClarkWestern Building Systems Joint Venture and Related MISA Metals Acquisition held on February 22, 2011

99.2
Investor Overview PowerPoint Presentation on pending Dietrich Metal Framing -- ClarkWestern Building Systems Joint Venture and Related MISA Metals Acquisition made available on Worthington Industries, Inc.’s Internet website in conjunction with conference call held on February 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WORTHINGTON INDUSTRIES, INC.

Date: February 23, 2011	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and
Secretary